Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Express Scripts Holding Company of our report dated February 21, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Medco Health Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

March 30, 2012